SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                November 26, 2002

                         JANUS HOTELS AND RESORTS, INC.
               (Exact name of Registrant as specified in Charter)


                           Delaware 0-22745 13-2572712
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             (State or Other Jurisdiction (Commission (IRS Employer
               of Incorporation) File Number) Identification No.)


        2300 Corporate Blvd., N.W., Suite 232, Boca Raton, FL 33431-8596
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               (Address of principal executive office) (Zip Code)


        Registrant's telephone number including area code: (561) 997-2325
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                                       N/A
                    ----------------------------------------
          (Former name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events.

         On November 26, 2002, Janus Hotels and Resorts, Inc. (the "Corporation") purchased 417,435 shares of the Corporation's common stock from General Electric Capital Corporation ("GECC") and on December 6, 2002, the Corporation purchased 364,416.377 shares of the Corporation's common stock from United States Lines, Inc. and United States Lines (S.A.) Inc. Reorganization Trust (the "Reorganization Trust"), in privately negotiated transactions. The purchase price, in both transactions, was $1.25 per share or $521,794 and $455,520.47 to GECC and the Reorganization Trust, respectively. The Corporation has also agreed to purchase an additional 4,484 shares from the Reorganization Trust for $5,605.

         The transactions were approved by the Board of Directors of the Corporation on the basis that the purchase price, although significantly in excess of the market price of the common stock, was also significantly less than the book value of the common stock and that the purchases would be accretive, in terms of common stock book value, to all continuing stockholders. The Board of Directors also determined that the Corporation had adequate cash reserves and a credit line for the operation of its business after giving effect to the stock buy-backs.

         GECC was a major unsecured creditor of United States Lines, Inc. ("US Lines") and, accordingly, the recipient of a large block of the Corporation's common stock under the terms of the Plan of Reorganization of US Lines which become effective in 1990. The Reorganization Trust was created by the Plan of Reorganization for the purpose of resolving the disputed claims of former creditors of US Lines and United State Lines (S.A.), Inc. ("US Lines (S.A.)"), marshalling the remaining assets of the debtor companies and acting as the disbursing agent for distribution to the former creditors of the debtor companies.

         The common stock sold by the Reorganization Trust was being held for the benefit of more than 14,673 individuals who have asserted asbestos-related and other late-manifesting personal injury claims against US Lines and US Lines (S.A.). The resolution of these claims (and any future late-manifesting asbestos and other personal injury claims) has been delayed, in part, by a dispute between the Reorganization Trust and the insurance carriers of US Lines and US Lines (S.A.) over certain aspects of insurance coverage. This dispute has no impact upon the Corporation other than delaying identification of individual recipients of proceeds from the sale of the common stock held by the Reorganization Trust and prolonging the activities of the Reorganization Trust.

         The sale to the Corporation of the Corporation's common stock still held by the Reorganization Trust eliminates the possibility of such shares being distributed to a large number of new stockholders who were former claimants against US Lines, and the administrative expense entailed with the maintenance of a large number of additional stockholder accounts.

         After giving effect to the purchases from GECC, the Reorganization Trust and other purchases during 2002, the Corporation's issued and outstanding common stock has been reduced from 7,923,386 shares as of December 31, 2001 to



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

5,564,004 shares. The Corporation's Chairman and Chief Executive Officer, Louis
S. Beck and Vice Chairman, Harry G. Yeaggy, collectively own directly or beneficially 3,914,907 shares, representing 70.4%. The Corporation has in excess of 500 stockholder accounts, each representing 100 or more shares.

         Messrs. Beck and Yeaggy informed the Board of Directors of the Corporation that, at this time, neither the controlling stockholders nor the Company have any plans to purchase additional shares of the Corporation's common stock. However, they further informed the Board of Directors that they will monitor developments in the industry and the receptiveness of capital markets to hotel company values in an effort to evaluate various available strategic options for the Corporation and its stockholders, including the costs and benefits of continuing as a public company.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Janus Hotels and Resorts, Inc.
                                         ------------------------------
                                                  (Registrant)


Dated:  December 9, 2002                 By:  /s/ Richard A. Tonges
                                              Name:   Richard A. Tonges
                                              Title:  Vice President - Finance
































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